Exhibit 10.8

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of April 17, 2025, by and among VisitIQ Corp., a Nevada corporation (formerly known as Capstone Technologies Group, Inc., “VisitIQ Corp.”), VisitIQ, LLC, a Delaware limited liability company (“VisitIQ, LLC”, and together with VisitIQ Corp., each a “Borrower” and collectively, the “Borrowers”), Arena Investors, LP, a Delaware limited partnership (the “Lead Investor”), and the other persons party to this agreement as Investors (together with the Lead Investor and each of their respective successors and permitted assigns, each referred to as an “Investor” and together as the “Investors”) and Arena Investors, LP, a Delaware limited partnership, in its capacity as collateral agent and investor representative for the Investors (in such capacity, together with its successors and assigns in such capacity, the “Investor Representative”).

STATEMENT OF PURPOSE:

WHEREAS, upon the terms and conditions set forth in this Agreement, (i) the Borrowers jointly and severally desire to issue and sell to the Investors, certain original issue discount senior secured convertible promissory notes, in the aggregate principal amount equal to the Total Principal Amount for proceeds in an aggregate amount equal to the Total Purchase Price, and (ii) each Investor (severally, but not jointly and severally) desires to purchase an original issue discount senior secured convertible promissory note from the Borrowers in the original principal amount set forth opposite its name (under the column “Principal Note Amount”) on Exhibit D hereto for the purchase price set forth opposite its name (under the column “Purchase Price”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions. As used in this Agreement, the following terms have the meanings set forth or referenced below:

“Affiliate” of any Person means any other Person (except, with respect to an Investor that is a shareholder of VisitIQ Corp., VisitIQ Corp. or any of its direct or indirect Subsidiaries) directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person (i) owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Securities, by contract or otherwise.

“Agreement” means this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Borrower” has the meaning given to that term in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Capitalization Schedule” has the meaning given to that term in Section 3.5 hereof.

“Closing” has the meaning given to that term in Section 2.2 hereof. “Closing Date” has the meaning given to that term in Section 2.2 hereof.

“Change of Control” means, with respect to VisitIQ Corp.:

(a)          a change in the composition of the board of directors of VisitIQ Corp. at a   single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, expect as required by the rules of the Trading Market in connection with the listing of the Common Stock thereon;

(b)          a change in composition of the board of directors of VisitIQ Corp. prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of VisitIQ Corp. prior to the termination of this Agreement, expect as required by the rules of the Trading Market in connection with the listing of the Common Stock thereon;

(c)          other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

(e)          the sale or other disposition by the Borrower or any of their Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Charter” means the certificate of incorporation of VisitIQ Corp.

“Common Stock” means the common stock of the VisitIQ Corp., par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Contractual Obligations” means, as to any Person, any obligations of such Person pursuant to any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which such Person or any of such Person’s property is bound.

“Covered Person” means those Persons specified in Rule 506(d)(1) under the Securities Act, including any Borrower; any predecessor or affiliate of any Borrower; any director, executive officer or other officer participating in the offering of the Notes by the Borrowers or the Purchase and Sale, or any general partner or managing member of any Borrower; any beneficial owner of 20% or more of any Borrower’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with any Borrower in any capacity at the time of the sale of the Notes; and any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of Notes by the Borrowers or the Purchase and Sale of any Solicitor or general partner or managing member of any Solicitor.

“Disqualification Event” means a circumstance or condition in which a Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act.

“Equity Securities” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise), including any profits interest, stock appreciation, phantom equity or similar rights, contractual or otherwise, and (b) any option, warrant, security or other right (including indebtedness securities or other evidence of indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public health commission.

“Guarantor” means each Subsidiary of a Note Party (other than a Borrower) that guarantees the repayment of the Notes and the other obligations under the Transaction Documents pursuant to the Guaranty.

“Guaranty” means the Guaranty Agreement, made by the Guarantors from time to time party thereto in favor of the Investor Representative, substantially in the form attached hereto as Exhibit C.

“Investor” and “Investors” have the meanings given to those terms in the preamble hereto.

“Investor Representative” has the meaning given to that term in the preamble hereto.

“Lead Investor” has the meaning given to that term in the preamble hereto.

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capital lease or other title retention agreement).

“Majority Investors” means those Investors, who at the time referenced, hold Notes representing a majority of the principal amount of all outstanding Notes held by the Investors.

“Material Adverse Effect” means a violation, circumstance, change, condition, state of facts, effect or other matter, either individually or in the aggregate with all other violations, circumstances, changes, effects and other matters, that has had, or would be expected to have in the Investor Representative’s sole and absolute discretion, (a) a material adverse effect on the assets, business, properties, operations, condition (financial or otherwise), results of operations or financial performance of any Note Party, (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Note Party of any Transaction Document, or (c) a material adverse effect on the ability of any Note Party to perform its obligations under any Transaction Document.

“Notes” has the meaning given to that term in Section 2.1 hereof.

“Note Parties” means each Borrower and each Guarantor.

“Perfection Certificate” has the meaning given to that term in the Notes.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchase and Sale” means the purchase and sale of the Notes as contemplated hereunder.

“Requirements of Law” means as to any Person, provisions of the Charter (or other governing or organizational document) of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, license or franchise, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Security Agreement” means the Security Agreement, dated as of the October 24, 2024, as amended by that certain amendment thereto, dated as of date hereof, and as further amended, restated, supplemented or otherwise modified from time to time, made by the Note Parties from time to time party thereto in favor of the Investor Representative, substantially in the form attached hereto as Exhibit A.

“Series C Preferred Shares” means shares of the Series C Convertible Preferred Stock of VisitIQ Corp., as set forth in the Charter (as in effect on the date hereof).

“Shareholders Agreement” means that certain Shareholders Agreement of VisitIQ Corp., effective in November 2024, by and among VisitIQ Corp, the Lead Investor and the other shareholders of VisitIQ Corp. party thereto, as amended or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person; it being understood that a Person shall be deemed to have such an ownership interest in a partnership, association or other unincorporated business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other entity or is or controls the managing member or director or the general partner of such partnership, association or other entity. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of VisitIQ Corp, whether direct or indirect.

“Total Principal Amount” has the meaning given to that term in Section 2.1 hereof.

“Total Purchase Price” has the meaning given to that term in Section 2.1 hereof.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Guaranty, the Security Agreement, the ancillary security documents delivered pursuant to the Security Agreement and each other document, certificate and instrument being delivered pursuant to any of the foregoing.

“Transactions” means, collectively, the Purchase and Sale and the payment of all fees and expenses required to be paid by the Borrowers in connection with the foregoing.

ARTICLE II

PURCHASE AND SALE OF NOTES

2.1          Purchase and Sale of the Notes. Subject to the terms and conditions herein set forth, (a) the Borrowers jointly and severally agree to sell to each Investor, and (b) each Investor (severally, but not jointly and severally) agrees to purchase from the VisitIQ Corp., an original issue discount senior secured convertible promissory note substantially in the form attached to this Agreement as Exhibit B (each individually a “Note” and collectively the “Notes”) in the original principal amount set forth opposite such Investor’s name (under the column “Principal Note Amount”) on Exhibit D hereto for the purchase price set forth opposite such Investor’s name (under the column “Purchase Price”). The Notes shall be issued with original issue discount, such that the aggregate principal amount of the Notes on the Closing Date shall be $2,222,222.00 (the “Total Principal Amount”) but the aggregate purchase price payable by the Investors for the Notes shall be $2,000,000 (the “Total Purchase Price”). The Total Purchase Price shall be payable by each Investor to the Borrowers in accordance with Section 2.2.

2.2          Closing. The purchase and issuance of the Notes shall take place remotely via the electronic exchange of documents and executed signature pages at the closing (the “Closing”) on the date hereof (the “Closing Date”). At the Closing, following the satisfaction of the conditions specified on Exhibit F hereof (as determined by the Investor Representative in its reasonable discretion), each Investor will deliver to the Administrative Borrower, as payment in full for the Note to be purchased by such Investor at the Closing, the portion of the Total Purchase Price set forth opposite such Investor’s name on Exhibit D hereto, by wire transfer of funds to a bank account designated by the Administrative Borrower in accordance with the wire instructions delivered by the Administrative Borrower to the Investors, except to the extent otherwise provided in Section 6.5.

2.3          Use of Proceeds. The Borrowers shall use the proceeds of the Total Purchase Price for general corporate matters, working capital and transaction expenses.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Each Borrower hereby represents and warrants to each Investor as follows:

3.1          Existence and Power. Each Note Party (a) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as specified in the Perfection Certificate; (b) has all requisite corporate or limited liability company power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to qualify would not have a Material Adverse Effect; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document.

3.2          Authorization; No Contravention. The execution, delivery and performance by each Note Party of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby (including the Transactions) and thereby: (a) have been duly authorized by all necessary corporate or company action, as applicable; (b) do not and will not violate (i) the terms of the Charter (or any other organizational document or equity holder agreement) of such Note Party or any amendment thereto or (ii) any Requirement of Law applicable to such Note Party or such Note Party’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any material Contractual Obligation of such Note Party (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment of any material Contractual Obligation of such Note Party, or (iii) require modification, acceleration or cancellation of any material Contractual Obligation of such Note Party, and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of such Note Party (other than in favor of the Investor Representative pursuant to the terms of the Security Agreement).

3.3          Governmental Authorization; Third Party Consents. Except for those consents or approvals received on or prior to the date hereof, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, material Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law or material Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Note Party of the Transaction Documents or the consummation of the transactions contemplated hereby (including the Transactions) and thereby, except for filings pursuant to (i) Regulation D of the Securities Act and applicable securities laws and (ii) actions required to be taken to perfect the Liens granted under the Security Agreement and the other collateral documents required pursuant to the Security Agreement and any consents required for the Investor Representative to exercise rights and remedies under the Transaction Documents and/or with respect to the Collateral (as defined in the Security Agreement).

3.4          Binding Effect. Each Note Party has duly executed and delivered the Transaction Documents to which it is a party, and such Transaction Documents constitute the legal, valid and binding obligations of such Note Party, enforceable against such Note Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

3.5          Capitalization. As of the Closing Date, the ownership of the Equity Securities of each Note Party is set forth on the capitalization schedule attached hereto as Exhibit E (the “Capitalization Schedule”). All outstanding Equity Securities of each Note Party have been duly authorized and validly issued and are fully paid and non- assessable and, except as set forth on the Capitalization Schedule, free and clear of all Liens except those arising under applicable securities laws. The Notes and the Series C Preferred Shares (each as defined in the Notes) issuable upon conversion of the Notes, when issued, sold and delivered in accordance with the terms of this Agreement and the Notes for the consideration provided for herein and therein, have been duly authorized and will be duly and validly issued and fully paid and non-assessable and free of any adverse claims and are (or will be in the case of the Series C Preferred Shares) issued in compliance with all applicable federal and state securities Requirements of Law. Except as set forth on the Capitalization Schedule or as contemplated by the Transactions, on the Closing Date, there will be no outstanding securities convertible into or exchangeable for Equity Securities of any Note Party or options, warrants or other rights to purchase or subscribe for Equity Securities of any Note Party, or contracts, commitments, agreements, understandings or arrangements of any kind to which any Note Party is a party relating to the issuance of any Equity Securities of any Note Party, or any such convertible or exchangeable securities or any such options, warrants or rights. On the Closing Date, except in connection with the Transactions, no Note Party has any obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any Equity Securities of any Borrower or any other Note Party, pursuant to the Charter or otherwise.

3.6          Subsidiaries. As of the Closing Date, no Note Party (a) owns any Subsidiary or (b)  owns or controls, directly or indirectly, any interest or other Investment in any other Person, other than VisitIQ Corp’s ownership interests in VisitIQ, LLC and DrivenIQ Corporation, a Delaware corporation (“DrivenIQ”).

3.7          Private Offering. Assuming (i) the Notes are issued, sold and delivered under the circumstances contemplated by this Agreement and (ii) the accuracy of the representations and warranties of the Investors set forth herein, and their compliance with the agreements set forth herein and therein, it is not necessary in connection with the offer, sale and delivery of the Notes to the Investors in the manner contemplated by this Agreement to register the Notes (or the Series C Preferred Shares that may be issued in conversion thereof) under the Securities Act. No Borrower has, directly or indirectly, offered, sold or solicited any offer to buy, and no Borrower will, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes and require the Notes (or the Series C Preferred Shares that may be issued in conversion thereof) to be registered under the Securities Act. None of the Borrowers, their respective Subsidiaries, their respective Affiliates or any Person acting on its or any of their behalf (other than the Investors, as to whom the Borrowers make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes or any post- issuance preemptive rights offering undertaken by the Borrowers. The issuance of the Series C Preferred Shares to the Investors upon conversion of the Notes, assuming (i) no change in currently applicable Requirements of Law and (ii) no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of the Series C Preferred Shares, are exempt from the registration, qualification and prospectus delivery requirements of the Securities Act and state securities laws. No Disqualification Event is applicable to any Borrower or, to the knowledge of the Borrowers, with respect to any Borrower as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, hereby represents and warrants to the Borrowers as of the Closing Date as follows:

4.1          Existence and Power. Such Investor: (a) if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (b) if an entity, has all power and authority to own and operate to conduct the business in which it is currently, or is currently proposed to be, engaged; and (c) has the power and authority to execute, deliver and perform his or her obligations under each Transaction Document to which he or she is or will be a party.

4.2          Authorization; No Contravention. The execution, delivery and performance by such Investor of this Agreement: (a) if an entity, is within its power and authority and has been duly authorized by all necessary action; (b) if an entity, does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its, his or her material Contractual Obligations, or any material order or decree directly relating to such Investor.

4.3          Binding Effect. This Agreement has been duly executed and delivered by such Investor and this Agreement constitutes its, his or her legal, valid and binding obligation, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.4          No Legal Bar. The execution, delivery and performance of this Agreement by such Investor will not violate any Requirement of Law applicable to such Investor.

4.5	Securities Laws.

(a)          The Notes are being or will be acquired by such Investor hereunder for its, his or her own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of state or federal securities laws.

(b)          Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)          Such Investor understands that (i) the Notes (and the Series C Preferred Shares that may be issued in conversion thereof) constitute “restricted securities” under the Securities Act, (ii) the offer and sale of the Notes hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Borrowers are relying on the representations made herein by such Investor in its determination of whether such specific exemptions are available, and (iii) the Notes (and the Series C Preferred Shares that may be issued in conversion thereof) may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and under applicable “blue sky” laws or in a transaction exempt from such registration. Such Investor acknowledges that: (A) except as set forth in the Shareholders Agreement or any amendment thereof, it has no right to require registration of the Notes (or the Series C Preferred Shares that may be issued in conversion thereof) under the Securities Act or any “blue sky” laws, and (B) there is not now and is not contemplated to be any public market therefor. As a result, such Investor is prepared to bear the economic risk of an investment in the Notes (or the Series C Preferred Shares that may be issued in conversion thereof) for an indefinite period of time.

(d)          The principal place of business of such Investor is identified in the address of such Investor set forth in on the signature page.

(e)          Neither such Investor, nor, if an entity, any of its officers, directors, employees, agents, equity holders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

(f)          To the extent applicable to such Investor, neither such Investor (nor any of its members, if applicable) is subject to any Disqualification Event.

(g)          Such Investor has had an opportunity to ask questions of and receive answers, and received such requested information, from representatives of the Borrowers concerning the terms and conditions of such Investor’s investment in the Borrowers. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Borrowers in Article III above or in any other Transaction Document.

4.6          Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the Transactions based on any agreement, arrangement or understanding with such Investor.

4.7	Independent Investigation; Borrowers’ Representations.

(a)          Such Investor has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Note Parties, which investigation, review and analysis was done by such Investor and its representatives. In entering into this Agreement, such Investor acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Note Parties or their respective representatives (except the specific representations and warranties of the Borrowers set forth in Article III, the representations of the Note Parties set forth in the Security Agreement and in any certificate delivered by or on behalf of any Note Party).

(b)          Such Investor represents that by reason of its business or financial experience, it has the capacity to evaluate the merits and risks of its investment in the Borrowers and protect its own interests in connection with the transactions contemplated in this Agreement.

ARTICLE V

CERTAIN COVENANTS

5.1          Right of First Refusal.

(a) Definitions. For purposes of this Article V, the term “Additional Financing” shall mean any Indebtedness (including convertible securities) to be incurred by, or any Equity Securities to be issued by, any Borrower, any of their respective Subsidiaries, any of their respective Affiliates or through any of their respective special purpose vehicles or joint venture structures. For the avoidance of doubt, it is understood and agreed that the term “Additional Financing” shall not include the Notes or any other financing provided by the Investors in connection with the Transaction Documents and the term “Offeror” shall not include any Investor.

(b) Grant of Right of First Refusal. Each Borrower, on behalf of itself and each of its Subsidiaries and Affiliates, hereby grants to the Lead Investor a right of first refusal to provide any Additional Financing to be sought, directly or indirectly, by such Borrower, any of its Subsidiaries, any of their respective Affiliates or any of their respective special purpose vehicles or joint venture structure) (each, an “Offeror” and collectively, the “Offerors”), subject to the following terms and conditions (the “Right of First Refusal”).

(c) Financing Notice. Without derogating from any other provision under this Agreement, the Notes or any other Transaction Document, from and after the Closing Date, prior to the consummation of any Additional Financing with any other lender or finance provider, each Offeror shall notify the Lead Investor of its intention to obtain such Additional Financing. In connection therewith, such Offeror shall deliver to the Lead Investor a written notice setting forth all of the terms and conditions of any such Additional Financing proposed to be entered into, along with a binding commitment letter from the lender or finance provider that has agreed to provide such Additional Financing to such Offeror (the “Financing Notice”).

(d) ROFR Election Notice. If the Lead Investor wishes to exercise the Right of First Refusal, the Lead Investor must provide notice of its election to provide such Additional Financing upon the same terms and provisions in the Financing Notice (the “ROFR Election Notice”), within five (5) Business Days of its receipt of the Financing Notice. Upon receipt of the ROFR Election Notice by an Offeror, such Offeror and the Lead Investor shall negotiate in good faith and enter into definitive agreements with respect to the Additional Financing in the ROFR Election Notice and consummate such transaction within sixty (60) days of receipt of the ROFR Notice by Offeror.

(e) Effect of Waiver of Right of First Refusal. If the Lead Investor (i) does not elect to exercise the Right of First Refusal or (ii) the Lead Investor does not provide its response to the Financing Notice within such fourteen (14) Business Days, the Lead Investor shall be deemed to have waived its Right of First Refusal for the subject Additional Financing, but not any Right of First Refusal for future Additional Financing. If the Right of First Refusal is deemed waived pursuant to this Section 5.5, the Offeror shall have the right to negotiate and consummate the Additional Financing described in the Financing Notice with the lender specified in the Financing Notice on terms not more favorable than the terms described in the Financing Notice, to be consummated within sixty (60) days from the date of such waiver or deemed waiver by the Lead Investor, otherwise such Additional Financing shall again be subject to the Right of First Refusal set forth in this Article V.

5.2          Distributions on Capital Stock. So long as any Series C Preferred Shares shall remain outstanding, the VisitIQ Corp. shall not without the Investor Representative’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on the Series C  Preferred Shares and as required in the VisitIQ Corp.’s Series B Convertible Preferred Stock, or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the VisitIQ Corp.’s disinterested directors.

5.3          Restriction on Stock Repurchases. So long as any Series C Preferred Shares shall remain outstanding, the Borrowers shall not without the Investor Representative’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any of their shares of capital stock or any warrants, rights or options to purchase or acquire any such shares

5.4          Advances and Loans. So long as any Series C Preferred Shares shall remain outstanding VisitIQ Corp. shall not, without the Investor Representative’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of either Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrowers has informed the Investor Representative in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

5.5         Change of Control. So long as any Series C Preferred Shares shall remain outstanding VisitIQ Corp. shall not, without the Investor Representative’s written consent, permit or agree to a Change of Control.

5.6          Non-circumvention. So long as any Series C Preferred Shares shall remain outstanding, VisitIQ Corp. hereby covenants and agrees that it will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Series B Convertible Preferred Stock of VisitIQ Corp., and will at all times in good faith carry out all the provisions of this Agreement and the Series C Preferred Shares and take all action as may be required to protect the rights of the Investors.

5.7          Survival. The provisions of this Article V shall survive the repayment and/or conversion of the Notes and any termination or expiration of the Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1          Survival of Representations and Warranties. All of the representations, warranties and covenants made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Investors, acceptance of the Notes and payment therefor, or termination of this Agreement, and neither such representations, warranties or covenants, nor any right of the Investors or the Borrowers to recover for breaches thereof or inaccuracies therein, shall in any way be adversely affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Borrowers, as the case may be.

6.2          Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any other Investor or upon any other Person, other than the Borrowers and their respective officers and managers, in making its investment or decision to invest in the Borrowers. Each Investor agrees that neither any Investor nor the respective controlling Persons, officers, managers, directors, partners, agents, employees or Affiliates of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes. The parties hereto acknowledge that a breach by any Investor of any of its, his or her obligations under this Agreement shall be the sole responsibility of such Investor and no other Investor nor their respective controlling Persons, officers, managers, directors, partners, agents, employees or Affiliates shall be liable to any other party with respect to any such breach.

6.3          Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, email, courier service or personal delivery. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.3.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; or if by email, when receipt is acknowledged.

6.4          Counsel. Each Investor and each Borrower represents that it has had the opportunity to be, or has been, represented by counsel.

6.5          Expenses. The Borrowers shall jointly and severally pay all costs and expenses incurred by the Lead Investor and the Investor Representative in connection with this Agreement, the other Transaction Documents and the Transactions including any enforcement proceedings related thereto. For the avoidance of doubt, the Lead Investor may fund the Total Purchase Price net of such expense amounts with such amounts having been deemed to be invested and wired to the Borrowers in accordance with the terms of this Agreement.

6.6          Successors and Assigns. This Agreement binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns, and none of the parties may assign any of its respective rights and/or obligations under this Agreement without the prior written consent of the Borrowers, the Majority Investors and the Lead Investor.

6.7	Amendments and Waivers.

(a)          No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, each Investor acknowledges and agrees that all enforcement actions and/or exercises of remedies in respect of any Transaction Document shall be made exclusively by the Investor Representative and not by any Investor (or group of Investors) in its (or their) capacity as such.

(b)          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrowers, the Majority Investors and the Lead Investor. Any amendment or waiver so effected shall be binding upon each Investor, each Borrower, the Lead Investor and the Investor Representative. Each Investor acknowledges that by the operation of, and subject to compliance with, this Section 6.7, the Majority Investors will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

6.8          Signatures; Counterparts. Facsimile or email transmissions of any executed original document and/or retransmission of any executed facsimile or email transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile and email transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.9          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.10         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

6.11	JURISDICTION, JURY TRIAL WAIVER, ETC.

(a)          EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 6.3 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.

(b)          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH BORROWER (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY INVESTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH INVESTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT THE INVESTORS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

6.12        Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

6.13        Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)          Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b)          Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(c)          Headings. The furnishing of a table of contents to this Agreement, and the division of this Agreement into articles, sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to sections, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

(d)          Herein. Words such as “herein”, “hereinafter”, “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(e)          Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

6.14       Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

6.15        Publicity. Except as may be required by Requirements of Law or otherwise expressly provided herein, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the Borrowers and the Majority Investors (in each case, not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing contained in this Section 6.15 shall be construed to preclude or limit the Investors from disclosing the terms of this Agreement or the transactions contemplated hereby in confidence, and on a non-public basis, to their respective partners, advisors, members, financing sources, prospective investors or other investors, in each case who are subject to customary obligations to maintain such terms in confidence.

6.16       Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

6.17        No Commitment for Additional Financing. Each Borrower acknowledges and agrees that no Investor nor any of such Investor’s Affiliates or representatives has made any representation, undertaking, commitment or agreement to provide or assist any Borrower (or any Subsidiary or Affiliate of any Borrower) in obtaining any financing, investment or other assistance. In addition, each Borrower acknowledges and agrees that (a) no statements, whether written or oral, made by any Investor or its Affiliates or representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist any Borrower (or any Subsidiary or Affiliate of any Borrower) in obtaining any financing or investment, (b) no Borrower shall rely (or shall permit any of its Subsidiaries or Affiliates to rely) on any such statement by such Investor or its Affiliates or representatives, and (c) an obligation, commitment or agreement to provide or assist a Borrower (or a Subsidiary or Affiliate of a Borrower) in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the applicable Borrower, Subsidiary or Affiliate, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in any Borrower (or any Subsidiary or Affiliate of a Borrower), and shall have no obligation to assist or cooperate with any Borrower (or any Subsidiary or Affiliate of a Borrower) in obtaining any financing, investment or other assistance.

6.18       Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the prevailing party shall be entitled to attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.19       No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Investors shall limit, modify or affect the representations set forth in Article III of this Agreement or the right of any Investor to rely thereon.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

GRANTORS:

VISITIQ CORP:

By: /s/ Vernon Hanzlik
Name: Vernon Hanzlik
Title: Chief Executive Officer

Address for Notices:

VisitIQ Corp.
729 N. Washington Ave.,
Suite 600, Minneapolis, MN 55401
Attn: Vern Hanzlik
Email: vern.hanzlik@visitiq.io

VISITIQ, LLC:

By: /s/ Vernon Hanzlik
Name: Vernon Hanzlik
Title: Chief Executive Officer

Address for Notices:

c/o VisitIQ Corp.
729 N. Washington Ave.,
Suite 600, Minneapolis, MN 55401
Attn: Vern Hanzlik
Email: vern.hanzlik@visitiq.io

ARENA INVESTORS, LP, as an Investor, the Lead Investor and the Investor Representative

By: /s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Chief Operating Officer

<u>Notice Details</u>:

Arena Investors
2500 Westchester Avenue Suite 401
Purchase, NY 10577
Attn: Vincent DeVito
Email: vdevito@quaestoradvisors.com

[Signature Page to Note Purchase Agreement]